EXHIBIT 99.1

Airship AI Reports Second Quarter 2026 Financial Results

Second Quarter 2026 Net Revenues of $4.12 Million, Gross Profit of $3.09 Million and Gross Margin of 75%

Net Revenue Increase of 92% and Gross Profit Increase of 102% as Compared to Q2 of the Prior Year

Redmond, WA – August 6, 2026 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today reported its financial and operational results for the second quarter ended June 30, 2026.

Q2 2026 Financial Highlights

•	Net revenues for the quarter ended June 30, 2026, were $4.12 million.

•	Gross profits for the quarter ended June 30, 2026, were $3.09 million.

•	Gross profit percentage was 75% for the quarter ended June 30, 2026. Higher margins were in part due to increased solution sales with more Airship AI branded hardware and software offerings.

•	Operating loss was $1.49 million for the quarter ended June 30, 2026, reflected in increased stock-based compensation of $951,000 and increased investments in sales, marketing-related and research and development expenditures which should increase future sales.

•	Other expense for the quarter ended June 30, 2026, was $916,000, primarily due to a loss from a change in the fair value of earnout liability of $193,000 and change in fair value of warrant liability of $833,000, offset by interest income of $110,000.

•	Net loss for the quarter ended June 30, 2026, was $2.4 million, or $0.07 per basic share, and reflected noncash income of $2.08 million.

•	Net cash used in operating activities was $235,000 in the quarter ended June 30, 2026.

•	Cash and cash equivalents was $12.37 million as of June 30, 2026 and accounts receivable was $3.75 million.

Q2 2026 & Subsequent Operational Highlights

•	Backlog as of August 6, 2026 was $6.9 million, representing firm fixed price contracts awarded in in prior quarters that are expected to be shipped and invoiced in the following quarter(s). Backlog is not indicative of future quarterly revenue as approximately 75% of quarterly revenue is transactional and recognized in the same quarter.

•	Total validated pipeline at the end of the quarter was approximately $206 million, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across all our customer verticals. Our pipeline includes opportunities at varying stages of progression with expected award timeframes throughout the next 18-24 months.

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•	Progressed several of our largest opportunities in the existing pipeline that are anticipated to close in the third quarter of 2026. These opportunities are tied to procurement efforts within the Department of Homeland Security (DHS) supporting homeland security priorities for the agency as part of the current administration’s efforts to strengthen border security and protect the homeland.

•	Awarded an additional one year agreement of $1.9 million for system maintenance and sustainment for an existing Fortune 100 customer leveraging the Company’s Acropolis Enterprise Video and Data Management platform supporting operational and physical security requirements.

•	Significant pipeline growth in our commercial business (defined as new business going through business partners or integrators) as our new Director of Commercial Sales and Director of Federal Business Development were able to attend several industry events and partner events to help grow brand awareness and increase brand visibility.

•	Due to the sensitive nature of many of our customers and deployment use cases, we are often restricted from publicly disclosing awards and / or limited as to the specifics of the customer and use case. Consequently, most of our awards are executed on closed or restricted contract vehicles, which further limits the sharing of information that might otherwise be available.

2026 Outlook

•	Capitalize on growing momentum in the current fiscal year around long-term business development efforts that are forecasted to be funded in 2026 through the One Big Beautiful Bill Act (OB3).

•	Maintain focus on improving gross margin percentages supporting our goal of cash flow positive operations by the end of 2026.

•	Continue tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the potential cash exercise of public warrants.

•	Continue training and refinement of our edge (Outpost AI) and data center / cloud (Fortress) based analytic platforms supporting emerging edge analytic workflows.

•	Continue refining our agentic AI engine (Ask Airship) which enables users to use natural language to extract intelligence from real-time and stored data across the users’ enterprise.

•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.

•	Expand brand awareness engagements in new verticals through targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.

Management Commentary

“The second quarter was one of execution,” said Paul Allen, President of Airship AI. “The awards we announced in the first quarter tied to National Special Security Events moved from contract to deployment, and our platform served as the intelligence layer unifying disparate sensors and imaging systems in live operational use, including unmanned aircraft and counter-UAS support for multiple DHS agencies during the FIFA World Cup and America 250th celebrations. Successfully operating at that scale during events of that size and criticality is a different proof point than an award announcement, also being the point our customers weigh most heavily when they evaluate us for future requirements.”

“We also placed the first deployment of our new vehicle-based edge solution, Outpost AI Sentinel, which delivers 360-degree situational awareness around a moving vehicle while recognizing and classifying objects of interest defined by the customer. This extends our edge platform into mobile operational environments and opens requirements that fixed-site deployments cannot address.

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“On procurement, the picture through the quarter was substantially as we described in May. Award activity remained constrained through most of the quarter, and we took advantage of that period to work alongside customers to finalize requirements and align them to agency prioritization goals so they would be ready to move once funding was in place. Funding for the remaining DHS components, namely U.S. Immigration and Customs Enforcement, including Homeland Security Investigations, and Customs and Border Protection’s border security programs was enacted in June under the Secure America Act, consistent with the timeframe we outlined last quarter.”

“Importantly, that funding extends through fiscal year 2029 rather than the current fiscal year alone, which gives these customers multi-year planning certainty for the technology investments our platform supports. OB3 funding also runs through September 30, 2029, the same horizon as the June appropriations act. Because award execution follows funding availability via a normal procurement interval, the requirements we developed during the quarter are now moving through contracting rather than waiting on appropriations.”

“Our partner strategy advanced from interest to enablement during the quarter. Building on the integrator relationships established at ISC-West, we attended additional partner events and completed technical and sales training with selected integrators operating in the verticals we have targeted. That training produced immediate results: beyond uncovering new opportunities, these integrators moved active pursuits from incumbent competitive platforms to Airship AI as the lead offering based on differentiation they were able to demonstrate directly to their customers.”

“We enter the final quarter of the federal fiscal year in a materially different position than we entered the second. The funding constraint is resolved, requirements are defined, and our partner channel is trained and in front of customers. What we said would need to happen has happened. Our focus now is straightforward: convert the requirements we have spent this year developing into awards and deliver against them with the same operational execution we demonstrated this quarter,” concluded Mr. Allen.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) the projected technological developments of Airship AI; and (4) current and future potential commercial and customer relationships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026, and the other documents that the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2026 and December 31, 2025

	June 30,	December 31,
	2026	2025 (1)
ASSETS	Unaudited
CURRENT ASSETS:
Cash and cash equivalents	$12,365,685	$11,750,021
Accounts receivable, net of allowance for credit losses of $0	3,746,980	6,462,675
Inventory	843,590	-
Prepaid expenses and other	23,766	294,191
Total current assets	16,980,021	18,506,887

OTHER ASSETS
Other assets	160,528	160,528
Operating lease right of use asset	600,951	807,915

TOTAL ASSETS	$17,741,500	$19,475,330

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$510,613	$1,149,811
Accrued expenses	53,215	27,966
Current portion of operating lease liability	461,538	438,635
Deferred revenue - current portion	4,314,602	4,668,105
Total current liabilities	5,339,968	6,284,517

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	189,210	425,109
Warrant liability	12,661,605	13,328,006
Earnout liability	3,540,252	2,620,933
Deferred revenue - non-current	4,634,237	3,966,407
Total liabilities	26,365,272	26,624,972

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS’ DEFICIT:
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 34,439,562 and 34,368,162 shares issued and outstanding as of June 30, 2026 and December 31, 2025	3,441	3,434
Additional paid in capital	40,151,160	38,478,030
Accumulated deficit	(48,747,391)	(45,620,227)
Accumulated other comprehensive loss	(30,982)	(10,879)
Total stockholders’ deficit	(8,623,772)	(7,149,642)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$17,741,500	$19,475,330

(1)	Derived from the audited consolidated balance sheet.

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

For the three and six months ended June 30, 2026 and 2025

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	Unaudited	Unaudited	Unaudited	Unaudited
NET REVENUES:
Product	$2,497,120	$728,978	$6,446,455	$4,770,694
Post contract support	1,612,883	1,375,372	3,994,221	2,828,947
Other services	13,782	42,540	36,407	50,277
	4,123,785	2,146,890	10,477,083	7,649,918
COST OF NET REVENUES:
Cost of sales	576,471	273,721	3,255,844	3,217,328
Post contract support	438,283	332,769	907,262	624,270
Other services	11,283	7,883	50,384	40,799
	1,026,037	614,373	4,213,490	3,882,397
GROSS PROFIT	3,097,748	1,532,517	6,263,593	3,767,521
RESEARCH AND DEVELOPMENT EXPENSES	854,196	740,571	1,697,892	1,459,953
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,734,211	2,813,827	7,637,930	6,043,806
TOTAL OPERATING EXPENSES	4,588,407	3,554,398	9,335,822	7,503,759
OPERATING LOSS	(1,490,659)	(2,021,881)	(3,072,229)	(3,736,238)
OTHER INCOME (EXPENSE):
(Loss) gain from change in fair value of earnout liability	(193,132)	(7,301,585)	(919,319)	2,522,020
(Loss) gain from change in fair value of warrant liability	(833,001)	(14,494,184)	666,401	1,026,999
Interest income, net	110,232	60,599	197,983	138,153
Total other (expense) income, net	(915,901)	(21,735,170)	(54,935)	3,687,172

(LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,406,560)	(23,757,051)	(3,127,164)	(49,066)

Provision for income taxes	-	-	-	-

NET (LOSS)	(2,406,560)	(23,757,051)	(3,127,164)	(49,066)

OTHER COMPREHENSIVE (LOSS)
Foreign currency (loss), net	(11,811)	-	(20,103)	(7,409)

TOTAL COMPREHENSIVE (LOSS)	$(2,418,371)	$(23,757,051)	$(3,147,267)	$(56,475)

NET (LOSS) PER SHARE:
Basic	$(0.07)	$(0.75)	$(0.09)	$(0.00)
Diluted	$(0.07)	$(0.75)	$(0.09)	$(0.00)

Weighted average shares of common stock outstanding
Basic	34,435,232	31,873,639	34,408,949	31,789,346
Diluted	34,435,232	31,873,639	34,408,949	31,789,346

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2026 and 2025

(Unaudited)

	Six Months Ended
	June 30, 2026	June 30, 2025
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(3,127,164)	$(49,066)
Adjustments to reconcile net (loss) to net cash provided by
(used in) operating activities
Stock-based compensation	1,616,680	800,425
Amortization of operating lease right of use asset	206,964	180,004
Gain from change in fair value of warrant liability	(666,401)	(1,026,999)
Loss (gain) from change in fair value of earnout liability	919,319	(2,522,020)
Changes in operating assets and liabilities:
Accounts receivable	2,715,695	(1,330,670)
Inventory	(843,590)	-
Prepaid expenses and other	270,425	(26,775)
Operating lease liability	(212,996)	(180,711)
Accounts payable - trade and accrued expenses	(613,949)	(369,056)
Deferred revenue	314,327	606,049
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	579,310	(3,918,819)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant exercise, net	10	59,850
Repayment of advances from founders	-	(1,300,000)
Proceeds from stock option exercises	56,447	57,822

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	56,457	(1,182,328)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	635,767	(5,101,147)

Effect from exchange rate on cash	(20,103)	(7,409)

CASH AND CASH EQUIVALENTS, beginning of period	11,750,021	11,414,830

CASH AND CASH EQUIVALENTS, end of period	$12,365,685	$6,306,274

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$-

Noncash investing and financing
Issuance of common stock for earnout shares	$-	$5,282,125
Recognition of operating right-of-use asset	$-	$304,339
Recognition of operating lease liability	$-	$304,339

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